                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 9, 2002


                      CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

           Virginia                 001-12875               54-1589139
 (State or other jurisdiction      (Commission           (I.R.S. Employer
       of incorporation)           File Number)       Identification Number)


        306 East Main Street, Richmond, VA                     23219
     (Address of principal executive offices)                (Zip Code)

                                 (804) 643-1761
              (Registrant's telephone number, including area code)

Item 5.   Other Events

         On September 30, 2002, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission registering 2,694,270 common shares that may be issued to State Street, LLC and State Street I, LLC to redeem their redeemable preferred units in Cornerstone NC Operating Partnership, which is an operating partnership through which the Company owns and operates several properties located in North Carolina.

         This Form 8-K has been filed to provide pro forma financial information for the year ended December 31, 2001, with respect to the properties purchased in September 2001 from State Street LLC and State Street I LLC, as previously reported on a Form 8-K filed October 16, 2001, as amended by a Form 8-K/A filed December 14, 2001.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

                      Cornerstone Realty Income Trust, Inc.
      Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
                          Year Ended December 31, 2001

The following Unaudited Pro Forma Condensed Consolidated Statement of Operations of Cornerstone Realty Income Trust, Inc. (the "Company") is presented as if Cornerstone NC Operating Limited Partnership which was organized by the Company purchased seven properties from State Street, LLC and State Street I, LLC for $126.2 million on January 1, 2001. The Company issued 1,262,680 preferred and 1,431,590 non-preferred operating partnership units to the seller in conjunction with the acquisition. The non-preferred operating partnership units shall convert into preferred operating partnership units on a one-for-one basis six months after the closing of the transaction, subject to certain conditions. As these conditions have not been met as of December 31, 2001, we have excluded the non-preferred operating partnership units from the Pro Forma Condensed Consolidated Statements of Operations (Unaudited). As of December 31, 2001, two of the properties, with a total of 288 units were currently under construction and are the second phase of two of the five existing properties which were acquired. Since these two properties are under construction at December 31, 2001, activity relating to these two properties are excluded in this pro forma. The total purchase price excluding the two properties under construction was $100.2 million. In addition to the acquisition, the Unaudited Pro Forma Condensed Consolidated Statement of Operations gives effect to the completion of the Company's tender offer for 12,479,701 of the 12,626,834 Series A Convertible Preferred Share outstanding. Of the preferred shares tendered, the holders of 742,168 such shares exchanged two common shares for each preferred share and the holders of 11,737,533 preferred shares exchanged one common share and $12.25 cash for each preferred share. The market price of the comon shares was $10.84 per share.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations assumes the Company qualifies as a real estate investment trust, and distributes at least 95% of its taxable income, and, therefore incurs no federal income tax liability for the periods presented. In the opinion of management, all adjustments necessary to reflect the effects of the transactions have been made.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company are presented for comparative purposes only and are not necessarily indicative of what the actual financial position of the Company would have been for the periods presented if the transactions described above had occurred at the beginning of the periods presented, nor does it purport to represent the future financial position of the Company. This Unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the Company's historical financial statements and notes thereto.

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For the year ended December 31, 2001

                                                       Preferred Stock      Pro Forma         State
                                          Historical      Conversion         Before           Street                       Total
(Amounts in thousands,                   Statement of     Pro Forma       State Street      Pro Forma      Pro Forma   Consolidated
except per share data)                    Operations     Adjustments       Acquisition   Adjustments (g)  Adjustments    Pro Forma
                                         ------------------------------------------------------------------------------------------

Rental and property income                 $ 152,668             -         $ 152,668        $ 6,328             -        $ 158,996

Rental expenses:
          Property and maintenance            40,444             -            40,444          2,062             -           42,506
          Taxes and insurance                 18,645             -            18,645            580             -           19,225
          Property management                  3,082             -             3,082             -              -            3,082
          General and administrative           1,933             -             1,933             -              -            1,933
          Other depreciation                      26             -                26             -              -               26
          Depreciation of rental
             property                         39,999             -            39,999             -         $ 2,640 (h)      42,639
          Other                                   87             -                87             -              -               87
                                         ------------------------------------------------------------------------------------------

          Total expenses                     104,216             -           104,216          2,642          2,640         109,498

Income before interest income
   (expense)                                  48,452             -            48,452          3,686         (2,640)         49,498

Interest income                                  497       $  (152) (a)          345             -              -              345
Interest expense                             (30,952)       (3,335) (b)                      (2,746)         2,746 (i)
                                                   -           348  (c)      (33,939)            -          (3,210)(j)     (37,149)
                                         ------------------------------------------------------------------------------------------

Income before minority interest in
   operating partnership                      17,997        (3,139)           14,858            940         (3,104)         12,694

Minority interest of unitholders in
   operating partnership                          (7)            -                (7)            -            (329)(k)        (336)
                                         ------------------------------------------------------------------------------------------

Net income                                    17,990        (3,139)           14,851            940         (3,433)         12,358

Distributions to preferred shareholders       (7,698)        7,394  (d)         (304)            -              -             (304)
Excess consideration paid over book
   value for preferred stock redemption      (27,492)       27,492  (e)            -             -              -               -

                                         ------------------------------------------------------------------------------------------

Net income available to common
   shareholders                            $ (17,200)      $31,747         $  14,547        $   940        $(3,433)       $ 12,054
                                         ==========================================================================================

Earnings per common share - basic
   and diluted                             $   (0.40)                      $    0.31                                      $   0.25
                                         ============                     ==========                                  =============
Weighted average number of common
     shares outstanding                       43,450         3,949  (f)       47,399              -              -          47,399
                                         ============                     ==========                                  =============

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Notes to Pro forma Condensed Consolidated Statement of Operations (Unaudited)
for the year ended December 31, 2001

(a) Represents the elimination of the interest income which resulted in the investment of the excess proceeds of the March 2001 secured financing, $75.5 million. This was done in advance to fund the cash portion of the conversion transaction. Interest income is reduced as if the excess proceeds were used in the conversion transaction on January 1, 2001 and not invested at a rate of 4.5%.

(b) Represents the interest incurred on the cash borrowed to effect the conversion transaction for the year ended December 31, 2001. The Company funded the cash portion with $100 million on its unsecured line of credit at an interest rate of one month LIBOR plus 120 basis points (7.2%) and $75.5 million in secured financing at an interest rate of 6.99%.

(c) Represents a reduction to interest expense which was incurred from the March 2001 secured financing, $75.5 million. This is replaced with the interest discussed in Note b above. In addition, a portion of the proceeds from this secured financing was used to to pay down the Company's unsecured line of credit balance in the amount of $25.2 million. Interest expense is reduced as if the pay down occcured at the beginning of the periods presented.

(d) Represents the elimination of the preferred dividends as 12,479,701 preferred shares were converted into common shares. After the conversion transaction, 127,974 preferred shares remain outstanding.

(e) Represents excess consideration paid over book value for the preferred shares, including $2.8 million of estimated transaction costs. This amount is eliminated in the pro forma since it is nonrecurring and directly attributable to the conversion transaction.

(f) Represents additional common shares to convert 12,479,701 preferred shares for the year ended December 31, 2001.

(g) Represents historical revenues and direct operating expenses of the prior owner. Since construction on 2 of the 5 properties was not completed until 2001 and full operations did not commence until 2001, pro forma adjustments were not made for the periods prior to completion.

(h) Represents the depreciation expense of the properties acquired based on the purchase price of $92.7 million, excluding amounts allocated to land, for the period of time not owned by the Company. The weighted average life of the property depreciated was 27.5 years and 7 years for furniture and fixtures.

(i) Represents the elimination of the interest expense and amortization of loan costs which was incurred by the prior owner.

(j) Represents the interest expense for the 5 property acquisitions for the period in which the properties were not owned. Interest on the $31.2 million mortgage debt assumed at acquisition was computed based on the current market interest rates (interest rates range from 3.52% to 6.75%) and a fixed interest rate of 6.75% on $46 million.

(k) Represents income applicable to minority interest based on 1,262,680 preferred operating partnership units of Company's operating partnership which was issued in connection with the acquisition of the five properties. This calculation also assumes the Company's tender offer took place at the beginning of the periods presented.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Cornerstone Realty Income Trust, Inc.


                                 By:      /s/  Stanley J. Olander, Jr.
                                      ---------------------------------------
                                      Stanley J. Olander, Jr.
                                      President of Capital Markets/Joint
                                      Ventures, Chief Financial Officer and
                                      Executive Vice President


                                 December 9, 2002






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